UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): March 8, 2007

MOTIENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23044	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Knightsbridge Pkwy. Lincolnshire, IL	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  847-478-4200

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into Material Definitive Agreement.

On March 8, 2007, Motient Corporation (“Motient”) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Harbinger Capital Partners Master Fund I, Ltd. (“HCP”), Harbinger Capital Partners Special Situations Fund, L.P. (“SSF”) and Stanfield Offshore Leveraged Assets, Ltd. (“Stanfield,” and together with HCP and SSF, the “Holders”)) pursuant to which Motient has agreed to file a registration statement on Form S-3 for the purpose of registering the resale of all shares of Motient common stock currently held by the Holders. Motient entered into this Agreement in connection with the sale by BCE Inc. (“BCE”) to the Holders of an aggregate of 4,500,000 shares of Motient common stock issued to BCE in connection with the Exchange Agreement described in Item 2.01 below. The Registration Rights Agreement is filed as Exhibit 10.1 hereto and the terms of which are incorporated by reference into this Item 1.01.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

On March 8, 2007, Motient completed the exchange of an aggregate of 9,031,213 shares of its common stock (the “Motient Shares”) for 5,073,715 shares of common stock of TerreStar Networks Inc. (“TerreStar”) and 1,887,133.89202 shares of common stock of TerreStar Global Ltd. (“TerreStar Global”) with BCE pursuant to the terms of an Exchange Agreement (the “Exchange Agreement”) described in Motient’s Current Report on Form 8-K filed January 22, 2007 and filed as Exhibit 10.1 thereto.

The shares of TerreStar and TerreStar Global exchanged by BCE represent all shares of TerreStar and TerreStar Global held by BCE. Following this exchange, Motient owns approximately 85% of the issued and outstanding shares of TerreStar and TerreStar Global.

In connection with entering into the Exchange Agreement in January 2007, Motient agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) for the registration of the resale of the Motient Shares. The effectiveness of the registration statement was a closing condition to the exchange. In connection with the closing of the exchange, BCE waived this closing condition. Pursuant to the Registration Rights Agreement dated January 15, 2007 between Motient and BCE described in Motient’s Current Report on Form 8-K filed January 22, 2007 and filed as Exhibit 10.2 thereto, Motient continues to have an obligation to file the registration statement with the SEC.

Motient was obligated to enter into the Exchange Agreement with BCE pursuant to a letter agreement dated June 22, 2006 between Motient and TMI Communications Delaware, Limited Partnership, a limited partnership that was at the time indirectly wholly owned by BCE Inc. (“TMI Delaware”). Following the effective date of the letter agreement, the TerreStar shares held by TMI Delaware were transferred to BCE Inc. Motient entered into the Letter Agreement with TMI Delaware to satisfy certain tag-along obligations set forth in the TerreStar Networks Inc. Stockholder Agreement, as amended. Pursuant to the TerreStar Stockholders Agreement, Motient was obligated to offer to exchange shares of TerreStar common stock held by certain TerreStar stockholders on identical economic terms as Motient exchanged shares of its common stock for shares of TerreStar common stock held by funds affiliated with Columbia Capital and funds affiliated with Spectrum Equity Investors, which transactions were consummated on September 25, 2006.

Item 3.02 – Unregistered Sales of Equity Securities.

On March 8, 2007, Motient issued 9,031,213 shares of its common stock to BCE in exchange for 5,073,715 shares of common stock of TerreStar Networks Inc. and 1,887,133.89202 shares of common stock of TerreStar Global Ltd. The shares were issued to BCE, which is an accredited investor within the meaning of Rule 501 of Regulation D , in reliance on exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Appropriate restrictive legends were affixed to the certificates representing the shares of the common stock sold to BCE.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

10.1	Registration Rights Agreement dated March 8, 2007 by and between Motient Corporation and Harbinger Capital Partners Master Fund I, Ltd. (“HCP”), Harbinger Capital Partners Special Situations Fund, L.P. (“SSF”) and Stanfield Offshore Leveraged Assets, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIENT CORPORATION

By:	/s/ Jeffrey Epstein
Jeffrey Epstein
General Counsel and Secretary

Date: March 9, 2007